UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                   __________

                                    FORM 8-K
                                 CURRENT REPORT
                       Pursuant to Section 13 OR 15(d) of
                       The Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported)
                                 March 28, 2005

                                   MFRI, INC.
             (Exact name of registrant as specified in its charter)

Delaware                         0-18370                     36-3922969
(State or Other                  (Commission                 (IRS Employer
Jurisdiction of                  File Number)                Identification No.)
Incorporation)

7720 Lehigh Avenue, Niles, Illinois                          60714
(Address of principal executive offices)                     (Zip Code)

Registrant's telephone number, including area code: 847-966-1000

                                 Not Applicable
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement

     On March 28, 2005, the Company's secured loan and security agreement with a financial institution ("Loan Agreement") was amended to (1) add a term loan of $4,300,000 ("Term Loan") and (2) amend certain covenants. (the "Amendment"). The total that can be borrowed under the Loan Agreement is unchanged at $27,000,000, subject to borrowing base and other requirements. Interest rates under the Term Loan are based on options selected by the Company as follows: (a) a margin in effect plus a prime rate; or (b) a margin in effect plus the LIBOR rate for the corresponding interest period. At March 28, 2005 the prime rate was 5.75% and the margins added to the prime rate and the LIBOR rate, which are determined each quarter based on the applicable financial statement ratio, were 1.25 and
3.5 percentage points, respectively. The Company is scheduled to pay $215,000 of principal on the first days of March, June, September, and December in each year, commencing on June 1, 2005 and ending on September 30, 2007, with the remaining unpaid principal payable on November 30, 2007. As a result of the covenant amendments, borrowings outstanding under the Loan Agreement no longer meet the definitions of Emerging Issues Task Force 95-22 "Balance Sheet Classification of Borrowings Outstanding under Revolving Credit Agreements That Include both a Subjective Acceleration Clause and a Lock-Box Arrangement" (EITF 95-22), which had previously required such borrowings to be classified as current maturities of long-term debt. Accordingly, such borrowings will be classified as long-term debt so long as they qualify under accounting principles other than EITF 95-22. January 31, 2005 borrowings under the Loan Agreement and those that were refinanced under the Amendment will be so classified.

     The proceeds of the Term Loan were used to repay the outstanding balance due under the Company's Note Purchase Agreements ($3,125,000) and to reduce the Company's revolving debt under the Loan Agreement ($1,175,000). Interest rates under the Note Purchase Agreements had been 10% per annum.


Item 1.02 Termination of a Material Definitive Agreement

See Item 1.01 above.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01 above.

SIGNATURES

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                              MFRI, INC.
                                              (Registrant)



Date:  March 31, 2005                     By: /s/ Michael D. Bennett
                                              ----------------------------------
                                              Michael D. Bennett
                                              Vice President